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                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE

INVESTOR CONTACT                                       PRESS CONTACT
----------------                                       -------------
Elissa Coughlin                                        Ingrid Ekstrom
Investor Relations                                     Public Relations
Sapient                                                Sapient
(617) 761-2744                                         (415) 249-1889
ecoughlin@sapient.com                                  iekstrom@sapient.com


            SAPIENT TO ACQUIRE RICH-MEDIA DEVELOPER HUMAN CODE, INC.

COMBINATION TO ESTABLISH LEADERSHIP IN BROADBAND CAPABILITIES


CAMBRIDGE, MA - AUGUST 9, 2000 - Sapient (NASDAQ: SAPE) announced today that it has signed a definitive agreement to acquire privately-held Human Code, Inc. of Austin, Texas, a leading developer of rich media and broadband applications for entertainment and e-learning companies, for approximately 755,000 shares of common stock (pre-split) and the assumption of existing Human Code options. The acquisition will bring new capabilities to Sapient that complement its existing expertise in strategy, creative services, user experience, and technology, and underscores the company's commitment to maintaining its leadership in the creation of New Economy businesses.

"Rich media is essential to the next wave of the New Economy," said Jerry A. Greenberg, co-chairman and co-chief executive officer of Sapient. "By adding Human Code to our team, we will be well positioned to explore the potential of rich media and broadband with our clients, develop our skills, and achieve a leading position while the market is still being defined."


"Sapient is one of the first major e-services firms to truly understand the importance of broadband technologies and digital content production to the continued success of New Economy businesses," said Ed Perry, president and chief executive officer of Human Code. "We believe that our combined resources will offer clients an unmatched set of services."



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Human Code's executive team will join Sapient in key leadership positions. Human
Code's more than 250 developers, designers, producers, and professional staff will be rapidly integrated into Sapient's existing geographic and industry-based teams to leverage Human Code's Digital Content Studio approach - a unique, collaborative environment for developing client solutions. The majority of Human Code's staff is presently located in Austin, Texas and San Rafael, California.


"We are thrilled to have Human Code as part of Sapient," said J. Stuart Moore, co-chairman and co-chief executive officer of Sapient. "Our corporate cultures match incredibly well, and their experience in entertainment and e-learning will accelerate our leadership in two important early-mover broadband markets."


The transaction is expected to be completed by the end of August.


Sapient will host a conference call today at 6:00 p.m. (Eastern Time) to discuss this announcement. To join the call, dial (212) 896-6005; no passcode is required. A replay will be available until Friday, August 11 at 6:30 p.m. (Eastern Time) by dialing (800) 633-8284 (domestic) or (858) 812-6440 (international) and providing passcode 16048590.

                                     # # #


The statements contained in this press release concerning the Human Code acquisition are forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the consummation of the proposed acquisition, the Company's ability to effectively and quickly integrate Human Code's employees and business into Sapient, to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the continued acceptance of the Company's services, which is subject to customary closing conditions, the growth and anticipated benefits of broadband access, the ability of the Company to manage its growth and projects effectively, and the other factors set forth in the Company's Form 10-K with the SEC.


Sapient and Architects for the New Economy are registered service marks of Sapient Corporation. Human Code is a registered service mark of Human Code, Inc.





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NOTES TO EDITORS:

ABOUT SAPIENT

Founded in 1991, Sapient is a leading creator of New Economy businesses, providing Internet strategy consulting, sophisticated end-to-end solutions, and launch support to Global 1000 and startup companies. As Architects for the New Economy, Sapient has been providing Internet solutions since 1994, and employs approximately 2,500 people in offices in Cambridge, Mass., the company's headquarters, as well as Atlanta, Chicago, Dallas, Denver, Houston, London, Los Angeles, Milan, Munich, New Delhi, New York, San Francisco, Sydney, Tokyo, and Washington D.C.


Sapient is included in the Standard & Poor's (S&P) 500 Index, and is the first e-services consultancy to join the ranks of blue-chip S&P stocks. More information about Sapient can be found at www.sapient.com.


ABOUT HUMAN CODE

Human Code is a digital content studio developing interactive experiences for broadband, e-commerce, games, learning systems and marketing communications. The company's approach combines creativity, consulting and technology to create user-centered solutions that change the way people learn, work and play. Human Code's creativity and client-service focus are maintained through the company's Studio Network, with major locations in Austin, Texas and San Rafael, California, and affiliates in Tokyo and Shanghai. The company was founded in 1993. Additional information on Human Code can be found at www.humancode.com.





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QUESTIONS AND ANSWERS

1. WHAT ARE BROADBAND AND RICH MEDIA?
At its simplest, broadband refers to high-speed access. This creates new kinds of user behaviors and expectations. Broadband enables people to move away from the current page metaphor of the Web, and toward a more immersive, fluid experience. Rich media is made up of the audio-visual components that enable this experience, such as animation, streaming video, music, sound, and interactive 3D environments.

2. WHY ARE THEY IMPORTANT?
There is a fast emerging trend of broadband and rich media-enhanced commerce that will arrive bigger and faster than the Internet did. Forrester Research predicts that by 2005, 92% of US households will be able to view and use rich media. According to Forrester, "consumers will embrace digital tools and Internet services that improve what they create, how they create it, and how they experience and share it." Increasingly, the lines between learn, work, and play are blurring. Broadband technology will enable the convergence of these human experiences - everywhere, all the time. Broadband and rich media applications are fundamentally different from static sites - they give the user a more engaging experience.

3. WHAT KIND OF WORK DOES HUMAN CODE DO?
Human Code is organized into three key market segments: Learning Technologies (Learn), Business Solutions (Work), and Consumer Entertainment (Play).

o LEARN: Human Code provides learning technologies solutions to businesses, schools, and foundations interested in moving their content to interactive media. Clients demand true interactivity that enables learners to follow their curiosity wherever it takes them. Human Code creates large-scale, interactive learning environments that include curriculum development, software-based assessment tools, and systems integration.

o WORK: Human Code provides business solutions serving commercial enterprises, from Fortune 100 businesses to emerging dot.coms, that are looking to leverage the Internet for interactive customer relations management, sales force training, e-commerce, marketing communications, and HR functions, among other areas. Human Code's "Work" solutions include e-commerce sites, marketing communications CD-ROMs and Web sites, and intranet systems and interfaces.

o PLAY: Human Code creates games for the entertainment and media industry. Users love interactive games that provide rich user experiences. Further, many publishers are demanding entertainment that is delivered with an educational slant, and all publishers are looking to incorporate e-commerce ties into their entertainment products. Human Code's "Play" solutions are primarily family-oriented or kid-oriented titles delivered on CD-ROMs, Web sites, or smart toy platforms.

4. WHY DOES HUMAN CODE CALL ITSELF A "DIGITAL CONTENT STUDIO"?
Digital Content Studio has been Human Code's unique company positioning. They develop projects in a STUDIO environment, where creative, technology and domain expert teams are assembled around projects (conceptual or fully scripted), similar to the way in which Hollywood




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studios produce films. Those projects are all about creating the applications for the creation and delivery of DIGITAL CONTENT. The digital content applications might be for delivery over the Internet, interactive television, personal computers, smart toys or wireless devices.

5. WHAT INDUSTRY RECOGNITION HAS HUMAN CODE RECEIVED?
Human Code has earned over 130 industry awards in its seven-year history. The company has been named to the New Media 500 list of most influential companies in the industry, and Austin Studio president Lindsay Gupton is one of seven Human Coders (the name they prefer to use to when referring to themselves) honored by AV/Video Magazine as a Top 100 Producer. Major recognition has come from sources such as Business Week, New Media magazine, the International EMMA Foundation, and the National Advertising Federation. The awards include recognition for content components such as audio and curriculum development, with the largest quantity of awards being for media development and interface design. In addition, Human Code's website won an ADDY for the best business Web site.













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